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                                                                    Exhibit 99.1

                         SECOND MODIFICATION AGREEMENT

     THIS SECOND MODIFICATION AGREEMENT (this "Agreement") is made this 27th day of September, 2000, but made effective as of October 1, 2000, by and between:

     A. CHALON INTERNATIONAL OF HAWAII, INC., a Hawaii corporation, whose address is P. O. Box 249, Hawi, Hawaii 96719, hereinafter referred to as the "Borrower".

     B. FIRST HAWAIIAN BANK, a Hawaii corporation, whose principal place of business is 999 Bishop Street, Honolulu, Hawaii 96813, at its Kamuela Branch, whose business address is 67-1189 Mamalahoa Highway, Kamuela, Hawaii 96743, and whose post office address is P. O. Box 609, Kamuela, Hawaii 96743, hereinafter referred to as the "Lender".

1. BACKGROUND.

     A. The Loan. The Lender heretofore made a revolving line of credit Loan to the Borrower with total outstanding draws not to exceed a maximum outstanding principal balance of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS (U.S. $250,000.00) (the "Loan").

     B. Loan Documents. The following Loan Documents were made, executed and delivered by the Borrower to the Lender as essential inducements and conditions of the Lender's making of the Loan:

          (1) That certain Commitment Letter dated June 23, 1999, setting forth the general terms and conditions for the Loan;

          (2) That certain Line of Credit Agreement dated August 5, 1999, by and between the Borrower, as Borrower, and the Lender, as Lender, such Line of Credit Agreement and any renewals, extensions and modifications thereof being hereinafter referred to as the "Line of Credit Agreement";

          (3) Those certain Promissory Notes made and issued pursuant to the terms and provisions of said Line of Credit Agreement, executed by the Borrower, as Maker, each such note and any renewals, extensions and modifications thereof being hereinafter singularly and collectively referred to as the "Note";

          (4) That certain First Mortgage, Security Agreement and Financing Statement dated August 5, 1999, filed with the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 2566745, and noted on Transfer Certificate of Title No. 451,166, and also recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 99-128967, covering the property located at 16-5178 Hawi Road, Hawi, Hawaii;

          (5) That certain Financing Statement (UCC-1) recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 99-128968, covering the personal property items covered by said Mortgage which are ancillary or related to the property located at 16-5178 Hawi Road, Hawi, Hawaii; and

          (6) Any other instruments or agreements executed by any party concurrently therewith or otherwise in connection with the loan documents.
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representation and warranty of the Borrower contained in each of the Loan
Documents are hereby restated and confirmed to be true, valid and correct as of the date of this Agreement.

     4. PERFORMANCE. The Borrower shall have represented and warranted, and by the execution and delivery of this Agreement the Borrower does hereby represent and warrant to the Lender, that the Borrower has, as of the date of this Agreement, performed and complied with all such agreements and conditions contained in the Loan Documents and which are required thereby to be performed and complied with by the Borrower prior to or as of the date of this Agreement.

     5. VALID DELIVERY OF THIS AGREEMENT. The Borrower shall have represented and warranted, and by the execution and delivery of this Agreement the Borrower does hereby represent and warrant to the Lender, that this Agreement (i) has been duly authorized, executed and delivered by the Borrower,
(ii) constitutes the legal, valid and binding obligations of the Borrower and
(iii) is enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles affecting creditors' rights in general.

     6. INDORSEMENT OF TITLE POLICY. The Title Issuer for the Loan shall have provided to the Lender an indorsement to the Title Policy insuring that the lien priority of the security instruments which are part of the Loan Documents have not been impaired, affected or diminished by this Agreement.

     7. AMENDMENT OF MORTGAGE INSTRUMENT. In addition hereto, the Lender and the Borrower shall have entered into an amendment of the Mortgage to confirm that the Mortgage continues to secure the respective obligations of the Borrower under each of the Loan Documents, as amended by this Agreement.

     8. AMENDMENT EXPENSES. The Borrower shall have paid all expenses incurred by Lender in connection with this Agreement, including any attorneys' fees, title insurance indorsement fees, recording fees, inspection fees, and other related costs and expenses.

     B. AMENDMENT OF LOAN DOCUMENTS. The Lender and the Borrower agree to amend the Loan Documents as follows:

     1. CONFIRMATION OF CURRENT PRINCIPAL BALANCE. The Borrower hereby acknowledges, confirms and agrees that the current unpaid principal balance under the Line of Credit Agreement and the Notes issued thereunder is $00.

     2. AMENDMENT OF LOAN TERMS. The Lender and the Borrower agree that the Line of Credit Agreement is amended as follows:

          a. Section 1.1 is deleted in full, and the following new Section 1.1 is substituted in its place and stead;

          1.1 COMMITMENT OF THE BANK. Subject to the terms and conditions of this Agreement, to OCTOBER 1, 2001 (the "TERMINATION DATE"), the Lender agrees to make advances of principal under the Line of Credit to the Borrower up to an aggregate principal amount of advances outstanding at any one time of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS (U.S. $500,000.00) (the "COMMITMENT"), pursuant to that certain commitment letter dated September 12, 2000 (the "COMMITMENT LETTER"), addressed to the Borrower and

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all of the foregoing loan documents being hereinafter collectively referred to as the "Loan Documents". Unless otherwise expressly defined herein, all capitalized terms shall have the definitions as set forth in the Loan Documents, as amended or modified by this Agreement.

     C. Prior Modifications. Pursuant to the terms and provisions of that certain letter dated July 19, 2000, from the Lender, and accepted by the Borrower, the Termination Date of the Line of Credit Agreement was extended to October 1, 2000.

     D. Request for Amendments. The Borrower has requested certain amendments to the Loan and the Loan Documents.

     E. Modifications. Pursuant to the terms and provisions of that certain Commitment Letter dated September 12, 2000, the Borrower and the Lender have mutually agreed to amend and modify the Loan and the Loan Documents as follows:

          (1) by extending the termination date of the Loan from the current termination date of October 1, 2000, to the extended termination date of October 1, 2001; and

          (2) by amending the Line of Credit Agreement to increase the Commitment from $250,000.00 to $500,000.00 and by adding additional loan conditions;

          (3) by amending the Mortgage to reflect the increase the Commitment from $250,000.00 to $500,000.00; and

          (4) by amending further each of the Loan Documents to reflect such amendments to the Loan,

all pursuant to the terms and conditions contained in this Agreement.

II. AGREEMENTS. In consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and efficiency of which are hereby acknowledged, the parties hereby agree to amend the Loan Documents as follows:

     A. CONDITIONS PRECEDENT TO THE LENDER'S OBLIGATIONS. The Lender's obligations and agreements hereunder shall be subject to and effective upon the satisfaction, as determined by the Lender in Lender's sole and absolute discretion, of the following conditions precedent:

          1. RIGHTS OF THE LENDER. This Agreement is made on the express condition that nothing contained herein shall in any way be construed as affecting, impairing or waiving (i) any rights of the Lender under any of the Loan Documents or (ii) the validity or priority of any security instrument described herein as part of the Loan Documents.

          2. PAYMENT OF LOAN EXTENSION FEE. The Borrower shall have paid to the Lender an extension fee of one percent (1.000%) of the maximum allowable principal balance of the Line of Credit Agreement ($5,000.00 LOAN EXTENSION
FEE).

          3. CONFIRMATION OF REPRESENTATIONS AND WARRANTIES. The Borrower shall have agreed, and by the execution and delivery of this Agreement the Borrower does hereby agree, that each and every


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executed by the Lender; provided, however, that the Lender reserves the right to terminate the Commitment in the event that (i) cash reserves of the Borrower falls below an average monthly balance of $300,000.00 or (ii) the Borrower's parent company or an affiliate declares bankruptcy in any jurisdiction. On the Termination Date, all other agreements and provisions herein shall remain in full force and effect until all outstanding obligations of the Borrower under this Agreement or the Notes or the Loan Documents are fully paid and satisfied. The Lender has no obligation to extend this Agreement. If, however, the Lender does extend this Agreement, all provisions herein shall continue until all outstanding obligations of the Borrower is fully paid and satisfied.

     b. Section 1.2(b) is deleted in full, and the following new Section 1.3 is substituted in its place and stead;

     1.2(b) CONDITIONS OF ADVANCES: Each advance is subject to the satisfaction of each of the following requirements:

     (1) Each advance shall be conditioned upon, and supported by, the delivery of a copy of an executed and enforceable Sales Contract covering the sale of a parcel of real property owned by the Borrower;

     (2) Each advance shall be secured by a direct assignment of the sales proceeds from escrow of the Sales Contract;

     (3) The amount of each advance shall not exceed 75% of sale price of each Sales Contract; and

     (4) In the event that the sales proceeds from any Sales Contract which is the identified source of repayment for an advance does not materialize, the Borrower shall, upon demand by the Lender, immediately provide an additional source of repayment by way of an unrecorded direct assignment of sales proceeds from escrow covering another Sales Contract or shall pay off the advance within 30 days.

     c. Section 1.3 is deleted in full, and the following new Section 1.3 is substituted in its place and stead;

     1.3 PROMISSORY NOTES. Advances of principal under the Line of Credit shall be evidenced by promissory notes executed by the Borrower, dated the date of the advance and in substantially the form, annexed hereto as EXHIBIT A (the "Notes"). The Notes shall provide for a fluctuating interest rate per annum equal to two (2.000) percentage points higher than the Prime Interest Rate (as hereinafter defined) in effect from time to time during the term of such note, with each change in such fluctuating rate taking effect simultaneously with the corresponding change in the Prime Interest Rate. As used herein, the term
"Prime Interest Rate" shall mean the lending rate of interest per annum announced publicly by First Hawaiian Bank from time to time as its "Prime Interest Rate", which rate shall not necessarily be the best or lowest rate charged



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          by the Lender from time to time. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed. The Note shall provide for monthly interest only installments. The Maturity Date of each Note shall not exceed the earlier of (1) the final closing date of each sales contract (DROA) assigned to secure the Note or (ii) 90 days after the date of the Note. All terms of such promissory notes and any renewals, extensions, or modifications thereof (collectively, the "Notes" or "Note") are incorporated into and made a part of this Agreement.

               d.   Section 3.1 is deleted in full, and the following new
          Section 3.1 is substituted in its place and stead:

               3.1 FORTHCOMING FINANCIAL STATEMENTS AND INFORMATION. Maintain accounting records in accordance with generally accepted accounting principles consistently applied and furnish to the Lender at the Lender's request:

                    (a) Not later than 120 days after and as of the end of each fiscal year, annual audited financial statements of the Borrower and its subsidiaries, if any;

                    (b) Not later than 60 days after and as of the end of each quarter, quarterly financial statements of the Borrower and its subsidiaries, if any, and a Status Bulkland Sales report; and

                    (c) From time to time such other information as the Lender may reasonably request.

     3. AMENDMENT OF INDIVIDUAL LOAN DOCUMENTS. The provisions of each of the Loan Documents are, to the extent applicable, hereby amended to conform herewith. The references in each of the Loan Documents to any other individual Loan Document are hereby amended to mean and include such individual Loan Document, as amended and reaffirmed pursuant to and by this Agreement.

     4. CONFIRMATION OF OBLIGATIONS. This Agreement is an amendment and not a novation. As an essential inducement to the Lender to amend the terms and conditions of the Loan as provided herein, the Borrower hereby ratifies and confirms each and every Loan Document in all respects.

     5. COOPERATION TO ASSURE LENDER'S PRIORITY AND SECURITY. The Borrower shall, if requested by the Lender, execute and deliver such additional instruments which are reasonably necessary to assure the Lender's priority and continuing security in each of the Loan Documents. The Borrower shall be responsible for, and shall reimburse the Lender for, any and all fees and costs incurred by the Lender, including reasonable attorneys' fees, to assure such priority and security.

     6. NO DEFENSES; WAIVERS. The Borrower represents and agrees that the Borrower has no claims, defenses or offsets against the Lender with respect to the Borrower's obligations and liabilities under the Loan Documents, whether in connection with the negotiations for, the terms and provisions of or the procedures followed for, this Agreement, the Loan, the Loan Documents or the execution thereof, or otherwise, and if any such claims, defenses or offsets exist, the Borrower hereby irrevocably waives and releases each such claim, defense and/or offset in satisfaction of the Lender's essential condition for,

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and as the Borrower's inducement to the Lender to obtain, the Lender's agreement to enter into this Agreement and to modify the Loan and the Loan Documents.

     7. FULL FORCE AND EFFECT. In the event of any conflict between the provisions of this Agreement and the provisions of such Loan Documents, the provisions of this Agreement shall control but in all other respects, the provisions of each of the Loan Documents shall continue in full force and effect, and shall not be otherwise impaired by this Agreement.

     8. ENTIRE AGREEMENT. The Borrower and the Lender acknowledge and agree as follows:

          a. This Agreement sets forth all the covenants, promises, agreements, conditions and understandings between the Borrower and the Lender concerning the modification of the Loan and the Loan Documents; and

          b. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Borrower and the Lender regarding matters covered by this Agreement, other than are as set forth in this Agreement.

Except as otherwise provided in this Agreement, no subsequent alteration, amendment, change or addition to this Agreement or the Loan Documents shall be binding upon the Borrower and the Lender unless reduced to writing and signed by the Borrower and the Lender.

     C.  MISCELLANEOUS:

     1. BIND AND INURE. This Agreement shall be binding upon the Borrower, and the Borrower's heirs, devisees, personal representatives, executors, successors and assigns and shall inure to the benefit of the Lender, its successors, and assigns.

     2. JOINT AND SEVERAL OBLIGATIONS. If more than one person or entity, other than the Lender, signs this Agreement, each such person or entity is jointly and severally obligated to keep all of the promises and obligations contained in this Agreement. The Lender may enforce Lender's rights under this Agreement against each such person or entity individually or against all such persons or entities together.

     3. APPLICABLE LAW. Notwithstanding anything to the contrary in any of the Loan Documents, this Agreement and each and all of the other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of Hawaii, unless Hawaii law conflicts with any federal law, in which case the federal law will govern.

     4. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, the validity or enforceability of the other provisions shall remain unaffected.

     5. PARAGRAPH HEADINGS. The heading of paragraphs in this Agreement are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provisions of this Agreement.

     6. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall constitute one and the same instruments, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date written above.

                                            CHALON INTERNATIONAL OF HAWAII, INC.

                                            By  /s/ Takesha Okumura
                                               ---------------------------------
                                               Name:   Takesha Okumura
                                               Office: President


                                            By   Hermann Fernandez
                                               ---------------------------------
                                               Name:   Hermann Fernandez
                                               Office: Treasurer

                                                          "Borrower"


                                            FIRST HAWAIIAN BANK

                                            By  Charles Erskine
                                               ---------------------------------
                                               Name:   Charles Erskine
                                               Office:

                                                           "Lender"


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